As filed with the Securities and Exchange Commission on September 21, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Bank of N.T. Butterfield & Son Limited

(Exact name of registrant as specified in its
charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Front Street

Hamilton, HM 12

Bermuda

+1 441 295 1111

(Address of principal executive offices) (Zip Code)

1997 Stock Option Plan for Employees

2010 Omnibus Share Incentive Plan

(Full title of the Plan)

C T Corporation System

111 Eighth Avenue

New York, NY 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Edward J. Lee, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Voting Ordinary Shares, par value BM$0.01 per share, to be issued under the 1997 Stock Option Plan for Employees	116,400	(1)	$132.04	(2)	$15,369,456	(2)	$1,548
Voting Ordinary Shares, par value BM$0.01 per share, to be issued under the 2010 Omnibus Share Incentive Plan	4,725,855	(1)	$17.56	(3)	$82,986,014	(3)	$8,357

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price represents the weighted average of the exercise price of the outstanding options.

(3)         Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price represents the weighted average based upon (i) the weighted average exercise price for outstanding options (2,520,830 at $11.69 per share) and (ii) the average high and low prices for Voting Ordinary Shares on September 20, 2016, which was $24.28, for the 2,205,025 unissued share awards.

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement is to register an aggregate of 4,842,255 shares of The Bank of N.T. Butterfield & Son Limited (“we,” “our,” “us,” or the “Company”) voting ordinary shares, par value BM$0.01 per share (the “Common Shares”), that may be offered pursuant to The Bank of N.T. Butterfield & Son Limited 1997 Stock Option Plan for Employees or The Bank of N.T. Butterfield & Son Limited 2010 Omnibus Share Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

1.              The Company’s final prospectus dated September 15, 2016 and filed with the Commission on September 16, 2016 pursuant to Rule 424(b)(4) under the Securities Act in connection with the Company’s initial public offering Registration Statement on Form F-1 (File No. 333-212896);

2.              The Company’s other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the document listed in the first item above; and

3.              The description of the Common Shares, set forth in the Company’s Registration Statement on Form 8-A filed September 14, 2016 (File No. 001-37877) and any amendments, reports or other filings filed with the Commission for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Company which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Amended & Restated Bye-laws (the “Bye-laws”) provide that: (i) we must indemnify our directors and officers for any acts or omissions in the execution of their duties, provided that we will have no obligation to indemnify any director or officer in the case of fraud or dishonesty by such person; (ii) we may purchase and maintain insurance on behalf of our directors or officers (including the directors and officers of any subsidiary of the Company) in respect of any loss arising or liability due to negligence, default, breach of duty or breach of trust; and (iii) we may advance monies to our directors or officers (including the directors and officers of any subsidiary of the Company) for the costs incurred by these persons in defending any civil or criminal proceeding, provided that the director or officer for which monies are advanced must repay us the advance if any allegation of fraud or dishonestly is proved against such person.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                                                EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS.

(a)         The undersigned registrant hereby undertakes:

(1)                               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on September 21, 2016.

The Bank of N.T. Butterfield & Son Limited

By:	/s/ Michael Collins
	Name:	Michael Collins
	Title:	Chief Executive Officer

The undersigned directors and executive officers do hereby constitute and appoint each of Michael Collins and Michael Schrum, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our name and behalf in our capacities as directors and executive officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MICHAEL COLLINS	Chief Executive Officer (Principal Executive	September 21, 2016
Michael Collins	Officer)

/s/ MICHAEL SCHRUM	Chief Financial Officer (Principal Financial	September 21, 2016
Michael Schrum	Officer)

/s/ JEFFREY BENNETT	Chief Accountant (Principal Accounting	September 21, 2016
Jeffrey Bennett	Officer)

/s/ E. BARCLAY SIMMONS	Non-Executive Chairman and Director	September 21, 2016
E. Barclay Simmons

/s/ ALASTAIR BARBOUR	Director	September 21, 2016
Alastair Barbour

/s/ JAMES F. BURR	Director	September 21, 2016
James F. Burr

/s/ CAROLINE FOULGER	Director	September 21, 2016
Caroline Foulger

/s/ CONOR O’DEA	Director	September 21, 2016
Conor O’Dea

/s/ WOLFGANG SCHOELLKOPF	Director	September 21, 2016
Wolfgang Schoellkopf

/s/ RICHARD VENN	Director	September 21, 2016
Richard Venn

/s/ JOHN WRIGHT	Director	September 21, 2016
John Wright

Signatures	Title	Date

/s/ DAVID ZWIENER	Director	September 21, 2016
David Zwiener

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for The Bank of N.T. Butterfield & Son Limited, has signed this Registration Statement and any amendment thereto on September 21, 2016.

By:	/s/ MICHAEL SCHRUM
	Name:	Michael Schrum
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1

Bye-laws of The Bank of N.T. Butterfield & Son Limited (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-212896) filed on August 4, 2016)

3.2	The N.T. Butterfield & Son Act, 1904 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (Registration No. 333-212896) filed on August 4, 2016)

5.1	Opinion of Conyers Dill & Pearman Limited*

23.1	Consent of PriceWaterhouseCoopers Ltd.*

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

99.1	The Bank of N.T. Butterfield & Son Limited 1997 Stock Option Plan for Employees*

99.2

The Bank of N.T. Butterfield & Son Limited 2010 Omnibus Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 (Registration No. 333-212896) filed on August 4, 2016)

*Filed herewith.